                                                                   Exhibit 10.14

Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of the Company's confidential treatment request.

                                SABRE AGREEMENT
                                ---------------
                                      FOR
                                      ---
                         NEGOTIATED FARES MAINTENANCE
                         ----------------------------

     THIS AGREEMENT is made as of the 15th day of July, 1994, by and between SABRE TRAVEL INFORMATION NETWORK ("STIN"), a division of AMERICAN AIRLINES, INC. a Delaware corporation having its principal address at 4200 American Boulevard, Fort Worth, Texas 76155 (American), and CTI CORPORATION, a corporation having its principal place of business at 738 Kaheka Street, Honolulu, Hawaii ("Customer").

     RECITALS

A. STIN provides computerized reservations services for travel agents with related data processing activities through its SABRE Computerized Reservations System which is a database of fares and pricing data.

B. Customer operates a travel agency and enters into contractual arrangements for negotiated fares with carriers operating air transportation services.

C. The parties desire to enter into an agreement governing the SABRE display and maintenance of the Customer's negotiated fares.

SECTION 1. DEFINITIONS. The following definitions shall apply to this Agreement.

1.1 ATPCo is the Airline Tariff Publishing Company which is a vendor of fares data to the airline industry.

1.2 Fare Base Management is a department of SABRE Computer Services. Fare Base Management shall be responsible for updating and maintenance of the Negotiated Fares, Fare Rules, Fare Routings and other related information.

1.3 Fare Rule is a set of provisions, limitations or conditions applicable to a specific Negotiated Fare or set of Negotiated Fares as reflected in a single rule number assigned by ATPCo. The same ATPCo rule number in two tariffs will be construed to be two rules.

1.4 Fare Routing is the path of travel the traveler must follow to obtain the Negotiated Fare from the appropriate carrier.

1.5 Implementation Date is August 2, 1994 but will be extended one day for each day after July 21 that ATPCo fails to deliver the Customer's Negotiated Fares through an acceptable transmission to Fare Base Management. If the revised implementation Date falls on a weekend or legal holiday, the date will be further extended until the following Tuesday.

1.5 Negotiated Fares are fares subject to various rules and restrictions which are negotiated by Customer with various air transportation carriers and which are evidenced by valid contracts with the applicable air carriers.

1.6 SABRE System Database is the database of fares, rules and restrictions maintained in STIN's SABRE Computerized Reservations System.

SECTION 2.  RESPONSIBILITIES OF STIN

2.1. STIN agrees to process the Customer's Negotiated Fares, Fare Rules and Fare Routings into the SABRE System Database and to maintain Customer's Negotiated Fares and the Fare Rules and Fare Routings pertaining to such fares, subject to the following terms and conditions:

   a. STIN agrees to process and maintain Customer's Negotiated Fares, together with the applicable Fare Rules and Fare Routings, to the extent that such rules and routings are, at STIN's sole discretion, practical for inclusion in the SABRE System. However, notwithstanding the above, STIN shall not, at any time, be required to maintain more than [*] Customer Fare Rules within the SABRE System Database.

   b. STIN shall use its best efforts to provide SABRE access to Customer's Negotiated Fares, Fare Rules and Fare Routings by the Implementation Date. In the event that Customer does not have access to its Negotiated Fares, Fare Rules and Fare Routings by the Implementation Date, it may terminate this contract which shall be its exclusive remedy for STIN's failure to meet the Implementation Date.

   c. After the initial implementation of Customer's existing Negotiated Fares, Fare Rules and Fare Routings in the SABRE System Database, STIN will make changes or additions to the Customer's Negotiated Fares, Fare Rules and Fare Routings upon Customer's written request to Fare Base Management. Such changes or additions will be made within [*] days of receipt of Customer's request whenever reasonably practical.

   d. Should all or part of Customer's data be lost or destroyed Fare Base Management shall use its best efforts to reconstruct the data within twenty four (24) hours of such loss or destruction; in the event that such loss of Customer's data is caused, in whole or in part, by force majeure or Customer's negligence such reconstruction shall be at Customer's expense; and in any other event, such reconstruction shall be at STIN's expense. To the extent that reconstruction of the Customer's data requires data solely in Customer's possession, STIN shall use its best efforts to reconstruct the database within twenty four (24) hours of receiving such data from the Customer.

   e. STIN shall, under no circumstances, be responsible for calculating the Negotiated Fares under the Customer's contracts with various air carriers. Instead, the Customer's Negotiated Fares will be added to the SABRE System Database solely through transmissions or magnetic tapes received from ATPCo. STIN assumes no responsibility or liability for the accuracy of any information received from ATPCo.

2.2. STIN shall bill the Customer on a monthly basis. Payment is due upon receipt of each monthly invoice.

2.3. STIN shall use its best efforts to assure that data supplied by the Customer is promptly and accurately incorporated into the SABRE Database; however, STIN does not warrant the accuracy or completeness of the data so incorporated, nor does it assume liability for consequential damages resulting from any delay in, or error or omission made in the course of such incorporation, whether or not solely attributable to STIN's negligence or other conduct.

2.4. SABRE Downtime. Customer recognizes that from time to time, SABRE and/or access to Customer's Negotiated Fares, Fare Rules and Fare Routings may be unavailable due to unexpected failures and routine maintenance, upgrading or repairs. STIN shall not be liable for any such downtime.


[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

SECTION 3.  RESPONSIBILITIES OF CTI CORPORATION

3.1 Customer Representations and Warranties. Customer makes the following representations and warranties:

   a. The Customer warrants that the Negotiated Fares, Fare Rules, Fare Routings and any other data it supplies under this Agreement is based on fully and validly executed contractual agreements between the Customer and various carriers on whose behalf it is authorized to sell transportation.

   b. Customer warrants the accuracy and reliability of all Negotiated Fares, Fare Rules, Fare Routings and any other information it supplies to STIN under this contract and assumes sole responsibility and liability (if any) for providing this information to STIN on behalf of those carriers with whom contracts for Negotiated Fares exist.

   c. Customer warrants that in executing this agreement and in supplying the Negotiated Fares, Fare Rules, Fare Routings and any other information hereunder, it is not in breach of any existing contracts or in violation of any Federal or State statutes, rules or regulations.

3.2 Information Supplied. In supplying data to be included in the SABRE System Database, the Customer shall conform to the standards and procedures as prescribed in attached Schedule 1 and as amended from time to time by mutual consent.

3.3 Customer Payment. Customer shall pay STIN each of the following charges for services provided pursuant to this Agreement.

   a. A one time implementation fee of [*] for development, testing and for the inputting of the Customer's existing Negotiated Fares, Fare Rules, Fare Routings and other related information into the SABRE System Database, which shall be due and payable within thirty (30) days of the Implementation Date.

   b. A charge for each request change or addition to the SABRE System Database as follows:

       i. A filing fee of [*] to be charged each time Customer request STIN to make one or more changes or additions to the existing SABRE System Database.

       ii. An additional processing fee of [*] per Fare Rule or Fare Routing for each change or addition to the existing SABRE System Database. However, nothwithstanding the above, STIN shall waive this [*] processing fee for a given number of requested changes or additions as set forth in the following chart.

           Number of Customer Fare     Number of Changes / Additions For
           Rules in SABRE System       Which No Processing Fee Will Be
                  Database                        Charged
                   1 - 75                            [*]
                  76 - 100                           [*]
                 100 - 125                           [*]
                 126 - 200                           [*]


[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

   c. A monthly maintenance and storage fee based on the number of Fare Rules maintained in the SABRE System Database as shown in the following chart.

       Number of Customer Fare            Monthly Maintenance
        Rules in SABRE System                  and Storage
              Database                             Fee
              1 - 75                               [*]
             76 - 100                              [*]
            100 - 125                              [*]
            125 - 200                              [*]

   d. The filling fee of [*] and the processing fee of [*] shall be [*] made to the Customer's Negotiated Fares, Fare Rules of Fare Routings during the first [*] days after the actual Implementation Date.

SECTION 4.  TERM, DEFAULT AND TERMINATION PROVISIONS

4.1. Term. This Agreement shall be effective for a period of one (1) year from the date of this Agreement or until terminated pursuant to Sections 2.1(b),
4.4. or 4.5 of this Agreement. In the event that this Agreement has not been terminated prior to the expiration of one (1) year, it shall continue in effect thereafter until terminated by either party upon ninety (90) days written notice.

4.2. Price Increases. At the end of the one (1) year initial term of this agreement, STIN may increase the charges set forth in Section 3.3 of this Agreement. STIN agrees to notify Customer in writing at least thirty (30) days prior to any such price increase.

4.3 Default. The occurrence of any one (1) or more of the following events shall constitute an event of default pursuant to this Agreement ("Event of Default").

   a. Customer fails to pay or cause to be paid any amounts due hereunder as it becomes due in accordance with the terms of this Agreement and such failure continues for a period of five (5) days after receipt of written notice from STIN that Customer is in default under this Agreement.

   b. Either party has materially breached or misrepresented any representation, warranty, or covenant given by it in this Agreement.

   c. Customer commences bankruptcy or insolvency proceedings or Customer ceases to do business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay debts as they become due, or acquiesces in the appointment of a trustee, receiver or liquidator for it or any substantial part of its assets.

4.4 Termination. Upon occurrence of an Event of Default, the non-defaulting party shall have the right to (i) terminate this Agreement, and if Customer is the defaulting party. Customer's access to SABRE; and (ii) seek all legal and equitable remedies to which it is entitled.

4.5 Right to Terminate if Claim is Made. In the event that any claim is made or threatened to be made against STIN by one of the carriers with whom Customer has Negotiated Fares, Fare Rules or Fare Routings and such claim arises out of STIN's performance under this Agreement, STIN may, in its sole discretion, terminate this Agreement without any further obligation or liability on the part of STIN.


[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

SECTION 5.    LIMITATION ON LIABILITY

5.1 STIN shall not be liable to Customer for any loss, claim or damage caused in whole or in part by STIN's negligence or by contingencies beyond STIN's control in procuring, collecting, compiling, abstracting, Interpreting, communicating, processing or delivering Negotiated Fares, Fare Rules or Fare Routings through SABRE. However, if errors in data are due to circumstances under STIN's direct control, STIN shall use its best efforts to correct such errors within 72 hours after notification by the Customer of the error.

     Although STIN shall use its best efforts to accurately maintain Customer's Negotiated Fares, Fare Rules and Fare Routings in the SABRE System Database, the foregoing limitation on liability includes, but is not limited to, any liability in contract or tort, for the difference between the fare reflected in SABRE, or on tickets autopriced and issued by SABRE, the Customer's actual Negotiated Fares.

5.2 STIN DISCLAIMS AND CUSTOMER HEREBY WAIVES ANY WARRANTIES EXPRESS OR IMPLIED INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR INTENDED USE OF SERVICES FURNISHED HEREUNDER OR ANY LIABILITY IN NEGLIGENCE OR TORT WITH RESPECT TO THE SERVICES FURNISHED HEREUNDER. CUSTOMER AGREES THAT STIN SHALL NOT BE LIABLE TO IT FOR CONSEQUENTIAL DAMAGES UNDER ANY CIRCUMSTANCES.

SECTION 6.   INDEMNITY

     Customer hereby agrees to indemnify and hold STIN, its officers, directors, agents and employees harmless from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, debit memos, fines or judgments including, but not limited to, attorney's fees, costs and expenses incident thereto, which may be suffered by, accrue against, be charged to or recoverable from STIN, its officers, directors, agents, or employees, by reason of losses (including lost profits), damages, injuries or deaths of persons arising out of or in connection with, STIN's performance of the terms if this Agreement or any negligent act, error, or omission of the Customer.

SECTION 7.   MISCELLANEOUS PROVISIONS

7.1 Force Majeur. STIN shall not be liable for delays in or failure of performance hereunder caused by acts of God, strikes or other labor disputes, fires, or for any other delay or failure resulting from a cause beyond its reasonable control.

7.2 Assignment. Customer shall not transfer or assign this Agreement, or any right or obligation under it by operation of law or otherwise, without the prior written consent of STIN.

7.3 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA. CUSTOMER HEREBY SUBMITS AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS AND THE COURTS OF THE STATE OF TEXAS IN ANY DISPUTE ARISING OUT OF THIS AGREEMENT AND AGREES THAT SERVICE OF PROCESS SHALL BE SUFFICIENT IF MADE ON THE SECRETARY OF STATE OF THE STATE OF TEXAS WITH A COPY TO BE SENT, REGISTERED MAIL TO THE CUSTOMER AT THE ADDRESS SET FORTH BELOW OR SUCH OTHER ADDRESS AS CUSTOMER MAY LATER SPECIFY BY WRITTEN NOTICE TO STIN.

BELOW OR SUCH OTHER ADDRESS AS CUSTOMER MAY LATER SPECIFY BY WRITTEN NOTICE TO STIN.

7.4 Notices. Notices given or required under this Agreement shall be deemed delivered if sent by United States mail, postage prepaid, fax, or by telex, to the respective address of SABRE Travel Information Network or Customer set forth below:

STIN:                                    Customer:

SABRE Travel Information Network         C.T.I. Corporation
------------------------------------     ---------------------------------------
P.O. Box 819816                          738 Kaheka Street #301
------------------------------------     ---------------------------------------
DFW Airport, TX 75261-9616               Honolulu, HI 86814
------------------------------------     ---------------------------------------

7.5 Waiver. A failure or delay of STIN to require strict performance or to enforce a provision of this Agreement shall in no way be construed as a waiver or continuing waiver of any provision of this Agreement.

7.6 Severability. Any provision of this Agreement which may be determined in a court or other competent government authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition and unenforceability, without invalidating the remaining provisions thereof, unless such prohibition or unenforceability materially after the rights or obligations of either party.

7.7 Entire Agreement. This Agreement shall constitute the entire agreement of the parties as to the matters set forth herein and shall supersede any previous understandings, whether written or oral, between the parties relating to the matters set forth herein. Any amendment to this Agreement must be in writing and signed by the authorized representatives of both parties.

7.8 Effective Date. This Agreement shall not be effective until countersigned by an authorized representative of STIN.

     IN WITNESS WHEREOF, STIN and Customer have executed this Agreement as of the date first above written.

CTI CORPORATION                        STIN

By: Customer /s/ Mike Hartley          By:  /s/
   --------------------------              --------------------------
Name:  Mike Hartley                    Name:
     ------------------------               -------------------------
Title: General Manager                 Title:
       ----------------------                ------------------------

                            QCP Schedule for SABRE

              Vendor                WDM             WDM            QCP              SABRE
           Transmission            Update          Freetext     Processing        Load Times
                                   Cutoff          Cutoff          Time

QCP          09:00                 09:30                          09:30 -           13:00 -
 1          ATP Dom                                               13:00             14:00

QCP          11:30                 11:30 -         11:45          12:00 -           18:30 -
 2          ATP Int'l 10:00        12:00                          18:30             20:30
            ATP Dom 11:30

QCP          14:00                 19:00                          19:00 -           23:00 -
 3          ATP Int'l 14:00                                       23:00             02:30
            SITA 17:00

QCP          19:00                 23:00           21:45          23:00 -           03:00 -
 4          ATP Int'l                                             03:00             06:30
            ATP Dom

QCP          04:30                 05:00                          05:00 -           07:30 -
 5          ATP Int'l                                             07:30             10:00

Sat/         16:00                 18:00           14:30          18:00 -           20:30 -
Sun         ATP Int'l                                             20:30             08:30
            ATP Dom

Reference                                              WorldFare Data Management
--------------------------------------------------------------------------------
                 GFS, Commercial, and SABRE Categories/Tables

IMS Menu Screens (see chart for specific category screens):

Main Menu                          /FOR  TQOAD
Fare Class Application             /FOR  TQOGU
Rule                               /FOR  TQODH
Fares Update (Fare Record)         /FOR  PFQOAQ
Browse for Footnotes/Rules         /FOR  TQOKI or /FOR TQOKJ or /FOR TQOKK
QCP Table                          /FOR  TQOKR

-------------------------------------------------------------------------------------------------------
                                                  QCP (IMS)                     Auto
SABRE RD                                GFS          /FOR TQODG    MRT          Rules          Freetext
-------------------------------------------------------------------------------------------------------
01  Booking Code                                                                 WAR            412
02  Penalty                             16                                                      402
03  Reservation/Ticketing               05            008  TQODF
04  Minimum Stay                        06            001  TQOCE
05  Maximum Stay                        07            002  TQOCD
06  Day/Time                            02            005  TQOCC
07  Season                              03                                       03
08  Blackouts                           11                                       11
09  Effective/Expired                   14-15         003  TQOCI
    Sales/Travel                                      006  TQOCZ
10  Flight Application                  04            014  TQOCO                 WAR*
11  Stopovers                           08            009  TQONF                 WAR*           408
12  Ticket Issue                        15            016  TQONW                                420
13  Surcharges                          12            015  TQOCN     936
14  Discounts                           19-22         012  TQOCL                                406
15  Reroute                             16                                                      404
16  Transfers                           09                                       09
17  Combinability                       10                                       10
18  Open Return                         05                                                      410
19  Refunds                             16                                                      416
20  Special Provision                   13            011  TQOCG
21  Co-terminals                                                                 WAR*           418
22  Int'l Construction                                               114/116
23  Group                               26                                                      414
24  Tour                                27                                                      422
25  Deposit                             27                                                      424
26  Misc.                               23                                                      426
    Ticket Endorsements                 18                           108

* Limited WAR applications

--------------------------------------------------------------------------------
Version 2.3                          Categories-1                       10/27/97